                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the captions "Summary Selected Historical and Pro Forma Financial Information," "Selected Historical and Pro Forma Financial Information," "Experts" and to the use of our reports dated March 17, 1998 with respect to the statement of financial condition of Capital Lease Funding, Inc. at March 15, 1998, and January 23, 1998 except for Note 9 as to which date is March 17, 1998, with respect to the consolidated financial statements of Capital Lease Funding L.P. and Subsidiaries (a Limited Partnership) for each of the two years in the period ended December 31, 1997 and for the period September 25, 1995 (commencement of operations) to December 31, 1995, in the Registration Statement (Form S-11) and related Prospectus of Capital Lease Funding, Inc. for the registration of 7,762,500 shares of its common stock.

                                          /s/ ERNST & YOUNG LLP

New York, New York
March 23, 1998